INDEX TO EXHIBITS

Exhibit No.       Exhibit Name
-----------       ------------

A      Mr3, Inc. Financial Statements, dated September 30, 1997
B      Description of MR3, Inc. Assets
C      MR3, Inc. Insurance Policies
D      MR3, Inc. Leases
E      MR3, Inc. Accounts Payable,  Notes Payable,  Accounts  Receivable,  Notes
       Receivable
F-1    Employment and Non-Competition Agreement for Irving W. DeVoe
F-2    Employment and Non-Competition Agreement for David Blythe
F-3    Consulting Agreement for Lawrence De Martin
F-4    Consulting Agreement for Andrew Joel
F-5    Finder's Agreement for Jody Sitkoski
F-6    Marketing  Agreement for Paul Joel and Water  Purification  Technologies,
       Inc.


                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                       AIRPONIC INTERNATIONAL CORPORATION

                                        I

The name of this corporation is AIRPONIC INTERNATIONAL CORPORATION.

                                       II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation's initial agent for service of process is:

                                 Randall S. Reis
                                 624 Main Street
                               Sausalito, CA 94565

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                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 30 million.

                                        V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

Date: July 3, 1991

                                     /s/ Pamela Martin
                                         ---------------------------
                                         Pamela Martin, Incorporator
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